Exhibit 99.1

Total System Services, Inc.
One TSYS Way	+1.706.649.2307
Post Office Box 2567	+1.706.649.5740
Columbus GA 31902-2567	www.tsys.com

For immediate release:

Contacts:

Shawn Roberts

TSYS Investor Relations

+1.706.644.6081

shawnroberts@tsys.com

TSYS Reports EPS Growth of 26.5% for the Second Quarter

COLUMBUS, Ga., July 24, 2012 — TSYS (NYSE: TSS) today reported results for the second quarter of 2012. For the quarter, basic earnings per share was $0.35, an increase of 26.5% over 2011. Total revenues for the quarter were $462.7 million, an increase of 3.4% over 2011. Revenues before reimbursable items were $398.7 million and operating income was $92.1 million, increases of 4.9% and 17.3%, respectively, as compared to 2011.

“Our second quarter results continued to benefit from increases in the number of transactions processed in our issuer processing and indirect merchant acquiring businesses, increases in the dollar volume of transactions in our direct merchant acquiring business, our ongoing management focus on cost controls, and an expected nonrecurring tax benefit. Same client transaction growth in our card issuer processing business increased 12.7%. POS transactions, excluding deconverted clients in our indirect merchant acquiring business, were up 12.4% and sales volume in our direct merchant business was up 9.7%,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS.

“Our recently announced renewal and expansion of our relationship with Bank of America was a defining accomplishment for TSYS as we have yet again demonstrated that we can deliver for one of the top credit card issuers in the world. The Bank of America signing, when coupled with the signing of a 12-year contract extension with Royal Bank of Scotland confirms my confidence in our outstanding management team and team members to get the job done,” said Tomlinson.

Taking into consideration TSYS’ reported results for the first half of 2012, and reductions in revenues associated with both the client requested delays in conversions previously scheduled for the second half of 2012 and the retention and expansion of the Bank of America issuer processing relationship, TSYS believes it will achieve the high end of its 2012 guidance for net income and EPS.

TSYS also announced that its Board of Directors has approved increasing the number of shares that may be repurchased under its current share repurchase plan from up to 15 million shares to up to 20 million shares. With the increase, TSYS has 10.3 million shares available to be repurchased. In addition, the Board of Directors extended the expiration date of the plan to April 30, 2014. The shares may be repurchased from time to time at prices considered attractive to management. Repurchased shares will be used for general corporate purposes.

Conference Call

TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, July 24. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the link under “Webcasts” on the main homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the link under “Webcasts” on the main homepage of tsys.com.

Non-GAAP Measures

The financial highlights section of this release contains the non-GAAP financial measures of revenues and operating results on a constant currency basis to describe TSYS’ performance. Management uses these non-GAAP financial measures to better understand and assess TSYS’ operating results and financial performance. TSYS believes these non-GAAP financial measures provide meaningful additional information about TSYS to assist investors in understanding and evaluating its operating results.

Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included on pages 11 and 12 of this release.

About TSYS

At TSYS, (NYSE: TSS), we believe payments should revolve around people — not the other way around. We call this belief “People-Centered Payments.” By putting people at the center of every decision we make, with unmatched customer service and industry insight, TSYS is able to support financial institutions, businesses and governments in more than 80 countries. Offering merchant payment-acceptance solutions as well as services in credit, debit, prepaid, mobile, chip, healthcare and more, we make it possible for those in the global marketplace to conduct safe and secure electronic transactions with trust and convenience.

TSYS’ headquarters are located in Columbus, Georgia, with local offices spread across the Americas, EMEA and Asia-Pacific. TSYS provides services to more than half of the top 20 international banks, is a Fortune 1000 company and was named one of the 2012 World’s Most Ethical Companies by Ethisphere magazine. For more information, please visit us at www.tsys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ belief that it will achieve the high-end of its guidance range for net income and EPS for 2012, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: continued consolidation and turmoil in the financial services and other industries during 2012, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and the nationalization or seizure by banking regulators of TSYS clients; TSYS is unable to control expenses and increase market share both domestically and internationally; TSYS is unable to manage the impact of slowing economic conditions and consumer spending; the material breach of security of any of TSYS’ systems; the impact of potential and completed acquisitions, including the costs associated therewith and their being more difficult to integrate than anticipated; adverse developments with respect to foreign currency exchange rates; expenses are incurred associated with the signing of a significant client; the deconversion of a significant client; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on TSYS and on our clients; changes occur in laws, rules, regulations, credit card association rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; adverse developments with respect to the credit card industry in general, including a decline in the use of credit cards as a payment mechanism; and internal growth rates of TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge-off rates or otherwise. Additional risks and other factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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TSYS Announces Second Quarter 2012 Earnings

TSYS

Financial Highlights

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Percent Change	2012	2011	Percent Change
Total revenues	$462,651	447,554	3.4%	$923,813	876,985	5.3%

Cost of services	312,669	312,052	0.2	630,927	613,543	2.8
Selling, general and administrative expenses	57,886	56,973	1.6	115,959	111,885	3.6

Operating income	92,096	78,529	17.3	176,927	151,557	16.7

Nonoperating expenses	(1,818)	(841)	nm	(2,223)	(1,568)	(41.8)

Income before income taxes, noncontrolling interests and equity in income of equity investments	90,278	77,688	16.2	174,704	149,989	16.5
Income taxes	24,553	23,658	3.8	54,108	48,815	10.8

Income before noncontrolling interests and equity in income of equity investments	65,725	54,030	21.6	120,596	101,174	19.2
Equity in income of equity investments	2,252	617	nm	5,026	2,885	74.2

Net income	67,977	54,647	24.4	125,622	104,059	20.7
Net income attributable to noncontrolling interests	(1,267)	(900)	(40.8)	(2,516)	(1,522)	(65.3)

Net income attributable to TSYS common shareholders	$66,710	53,747	24.1%	$123,106	102,537	20.1%

Basic earnings per share	$0.35	0.28	26.5%	$0.65	0.53	22.7%

Diluted earnings per share	$0.35	0.28	25.5%	$0.65	0.53	21.8%

Dividends declared per share	$0.10	0.07		$0.20	0.14

nm = not meaningful

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TSYS Announces Second Quarter 2012 Earnings

TSYS

Consolidated Statements of Comprehensive Income

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income	$67,977	54,647	125,622	104,059
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(10,027)	1,685	(7,064)	11,956
Postretirement healthcare plan adjustments	23	(182)	286	(363)

Other comprehensive income (loss)	(10,004)	1,503	(6,778)	11,593

Comprehensive income	57,973	56,150	118,844	115,652
Comprehensive income attributable to noncontrolling interests	1,594	1,475	2,135	2,196

Comprehensive income attributable to TSYS common shareholders	$56,379	54,675	116,709	113,456

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TSYS Announces Second Quarter 2012 Earnings

TSYS

Earnings Per Share

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2012		Three Months Ended June 30, 2011		Six Months Ended June 30, 2012		Six Months Ended June 30, 2011
	Common Stock	Participating Securities	Common Stock	Participating Securities	Common Stock	Participating Securities	Common Stock	Participating Securities

Basic Earnings per share:
Net income	$66,710		53,747		$123,106		102,537
Less income allocated to nonvested awards	(224)	224	(191)	191	(421)	421	(383)	383

Net income allocated to common stock for EPS calculation (a)	$66,486	224	53,556	191	$122,685	421	102,154	383

Average common shares outstanding (b)	189,070	650	191,935	690	188,894	658	192,390	727

Average common shares and participating securities	189,720		192,625		189,552		193,117

Basic Earnings per share (a)/(b)	$0.35	0.35	0.28	0.28	$0.65	0.64	0.53	0.53

Diluted Earnings per share:
Net income	$66,710		53,747		$123,106		102,537
Less income allocated to nonvested awards	(223)	223	(190)	190	(419)	419	(382)	382

Net income allocated to common stock for EPS calculation (c)	$66,487	223	53,557	190	$122,687	419	102,155	382

Average common shares outstanding	189,070	650	191,935	690	188,894	658	192,390	727
Increase due to assumed issuance of shares related to common equivalent shares outstanding	1,270		459		1,159		366

Average common and common equivalent shares outstanding (d)	190,340	650	192,394	690	190,053	658	192,756	727

Average common and common equivalent shares and participating securities	190,990		193,084		190,711		193,483

Diluted Earnings per share (c)/(d)	$0.35	0.34	0.28	0.28	$0.65	0.64	0.53	0.53

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TSYS Announces Second Quarter 2012 Earnings

TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2012	2011	$	%	2012	2011	$	%
Revenues before reimbursable items
North America Services	$205,565	198,775	6,790	3.4%	409,614	393,365	16,249	4.1%
International Services	99,047	93,778	5,269	5.6%	195,538	181,198	14,340	7.9%
Merchant Services	97,701	93,041	4,660	5.0%	196,056	179,560	16,496	9.2%
Intersegment revenues	(3,621)	(5,384)	1,763	32.7%	(7,338)	(11,269)	3,931	34.9%

Revenues before reimbursable items from external customers	$398,692	380,210	18,482	4.9%	793,870	742,854	51,016	6.9%

Total revenues
North America Services	$239,557	233,903	5,654	2.4%	480,156	464,461	15,695	3.4%
International Services	103,415	97,670	5,745	5.9%	203,775	188,380	15,395	8.2%
Merchant Services	124,903	123,084	1,819	1.5%	250,420	238,840	11,580	4.8%
Intersegment revenues	(5,224)	(7,103)	1,879	26.5%	(10,538)	(14,696)	4,158	28.3%

Revenues from external customers	$462,651	447,554	15,097	3.4%	923,813	876,985	46,828	5.3%

Depreciation and amortization
North America Services	$18,821	19,926	(1,105)	(5.5)%	37,275	39,392	(2,117)	(5.4)%
International Services	15,006	11,960	3,046	25.5%	27,917	23,669	4,248	17.9%
Merchant Services	8,668	9,313	(645)	(6.9)%	17,453	18,460	(1,007)	(5.5)%
Corporate Admin	718	768	(50)	(6.5)%	1,441	1,514	(73)	(4.8)%

Total depreciation and amortization	$43,213	41,967	1,246	3.0%	84,086	83,035	1,051	1.3%

Segment operating income
North America Services	$72,060	64,068	7,992	12.5%	140,232	119,268	20,964	17.6%
International Services	9,438	10,122	(684)	(6.8)%	13,552	21,147	(7,595)	(35.9)%
Merchant Services	32,950	25,708	7,242	28.2%	67,169	52,631	14,538	27.6%
Corporate Admin	(22,352)	(21,369)	(983)	(4.6)%	(44,026)	(41,489)	(2,537)	(6.1)%

Operating income	$92,096	78,529	13,567	17.3%	176,927	151,557	25,370	16.7%

Other:
Reimbursable items:
North America Services	$33,992	35,128	(1,136)	(3.2)%	70,542	71,096	(554)	(0.8)%
International Services	4,368	3,892	476	12.2%	8,238	7,183	1,055	14.7%
Merchant Services	27,202	30,043	(2,841)	(9.5)%	54,364	59,280	(4,916)	(8.3)%
Intersegment revenues	(1,603)	(1,719)	116	6.7%	(3,201)	(3,428)	227	6.6%

Reimbursable items	$63,959	67,344	(3,385)	(5.0)%	129,943	134,131	(4,188)	(3.1)%

Volumes:
FTEs (full-time equivalents)
North America Services					3,964	4,327	(363)	(8.4)%
International Services					2,624	2,217	407	18.4%
Merchant Services					1,242	1,185	57	4.8%
Corporate Admin					415	380	35	9.2%

FTEs					8,245	8,109	136	1.7%

					At		Change
					6/30/2012	12/31/2011	$	%

Total assets (in thousands)
North America Services					1,704,042	1,621,664	82,378	5.1%
International Services					448,098	433,203	14,895	3.4%
Merchant Services					486,444	487,858	(1,414)	(0.3)%
Intersegment assets					(702,043)	(684,333)	(17,710)	(2.6)%

Total assets					1,936,541	1,858,392	78,149	4.2%

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2012	2011	Inc(Dec)%		2012	2011	Inc(Dec)%
North America Segment:
Accounts on File (AOF) (in millions)					387.3	328.3	59.0	18.0%
Transactions (in millions)	2,037.9	1,795.1	242.8	13.5%	3,930.9	3,421.9	509.0	14.9%

International Segment:
AOF (in millions)					53.1	47.8	5.3	11.1%
Transactions (in millions)	402.3	340.6	61.7	18.1%	785.4	666.6	118.7	17.8%

Merchant Segment:
Point-of-sale Transactions (in millions)	1,279.7	1,269.0	10.7	0.8%	2,499.4	2,475.8	23.6	1.0%

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TSYS Announces Second Quarter 2012 Earnings

TSYS

Balance Sheet

(unaudited)

(in thousands)

	Jun 30, 2012	Dec 31, 2011
Assets
Current assets:
Cash and cash equivalents	$418,643	316,337
Accounts receivable, net	246,335	248,541
Deferred income tax assets	7,846	12,872
Prepaid expenses and other current assets	81,016	72,431

Total current assets	753,840	650,181
Goodwill	354,879	355,498
Property and equipment, net	259,160	266,608
Computer software, net	205,862	215,244
Contract acquisition costs, net	160,819	162,987
Equity investments, net	85,843	82,924
Other intangible assets, net	75,702	81,250
Deferred income tax assets, net	5,102	4,069
Other assets	35,334	39,631

Total assets	$1,936,541	1,858,392

Liabilities
Current liabilities:
Current portion of notes payable	$184,186	181,251
Accounts payable	28,470	26,095
Accrued salaries and employee benefits	14,216	33,004
Current portion of obligations under capital leases	12,991	14,363
Other current liabilities	132,235	125,863

Total current liabilities	372,098	380,576
Long-term debt, excluding current portion	37,627	39,104
Deferred income tax liabilities	31,494	32,889
Obligations under capital leases, excluding current portion	22,449	24,489
Other long-term liabilities	59,155	60,325

Total liabilities	522,823	537,383

Equity
Shareholders’ equity:
Common stock	20,245	20,186
Additional paid-in capital	132,374	125,948
Accumulated other comprehensive loss, net	(6,841)	(445)
Treasury stock	(218,760)	(225,034)
Retained earnings	1,465,933	1,380,634

Total shareholders’ equity	1,392,951	1,301,289

Noncontrolling interests in consolidated subsidiaries	20,767	19,720

Total equity	1,413,718	1,321,009

Total liabilities and equity	$1,936,541	1,858,392

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TSYS Announces Second Quarter 2012 Earnings

TSYS

Cash Flow

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$125,622	104,059
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments	(5,026)	(2,885)
Dividends received from equity investments	1,098	13
Net loss on foreign currency translation	1,635	574
Depreciation and amortization	84,086	83,035
Amortization of debt issuance costs	94	77
Share-based compensation	8,626	8,644
Excess tax benefit from share-based payment arrangements	(653)	(54)
Asset impairments	—	1,298
Provisions for bad debt expense and billing adjustments	356	873
Charges for transaction processing provisions	971	2,632
Deferred income tax expense (benefit)	1,746	(9,738)
(Gain) loss on disposal of equipment, net	29	(1,429)
Changes in operating assets and liabilities:
Accounts receivable	(376)	19,410
Prepaid expenses, other current assets and other long-term assets	(4,691)	4,508
Accounts payable	2,743	(13,239)
Accrued salaries and employee benefits	(18,602)	(11,489)
Other current liabilities and other long-term liabilities	5,746	13,005

Net cash provided by operating activities	203,404	199,294

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(13,810)	(12,543)
Additions to licensed computer software from vendors	(17,278)	(5,882)
Additions to internally developed computer software	(10,121)	(9,242)
Proceeds from sale of trade name	—	4,500
Cash used in acquisitions, net of cash acquired	(1,750)	(45,287)
Purchase of private equity investments	(623)	—
Additions to contract acquisition costs	(16,740)	(16,007)

Net cash used in investing activities	(60,322)	(84,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt borrowings and capital lease obligations	(13,038)	(14,494)
Proceeds from borrowings of long-term debt	8,633	—
Proceeds from exercise of stock options	4,698	1,339
Excess tax benefit from share-based payment arrangements	653	54
Repurchase of common stock	(338)	(35,700)
Purchase of noncontrolling interests	—	(174,050)
Subsidiary dividends paid to noncontrolling shareholders	(1,087)	(448)
Dividends paid on common stock	(37,809)	(27,129)

Net cash used in financing activities	(38,288)	(250,428)

CASH AND CASH EQUIVALENTS:
Effect of exchange rate changes on cash and cash equivalents	(2,488)	4,134

Net increase (decrease) in cash and cash equivalents	102,306	(131,461)
Cash and cash equivalents at beginning of period	316,337	394,795

Cash and cash equivalents at end of period	$418,643	263,334

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TSYS Announces Second Quarter 2012 Earnings

Supplemental Information:

	Accounts on File
	Total
(in millions)	June 2012	June 2011	% Change
Consumer Credit	199.4	187.6	6.3
Government Services	30.8	30.0	2.8
Retail	25.2	23.7	6.0

Total Consumer	255.4	241.3	5.8
Commercial	36.1	32.7	10.4
Other	9.6	6.7	42.9

Subtotal	301.1	280.7	7.2
Prepaid/Stored Value	105.4	72.8	44.6
Commercial Card Single Use	34.0	22.5	51.2

Total AOF	440.5	376.0	17.1

Growth in Accounts on File (in millions):
	June 2011 to June 2012	June 2010 to June 2011
Beginning balance	376.0	332.8
Change in accounts on file due to:
Internal growth of existing clients	33.9	26.3
New clients	51.0	33.0
Purges/Sales	(17.6)	(14.7)
Deconversions	(2.8)	(1.4)

Ending balance	440.5	376.0

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TSYS Announces Second Quarter 2012 Earnings

Reconciliation of GAAP to Non-GAAP

Non-GAAP Measures

The schedule below provides a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents year-to-date 2012 financial results using the previous year’s foreign currency exchange rates. On a year-to-date constant currency basis, TSYS’ total revenues grew 5.8% as compared to a reported GAAP increase of 5.3%.

The non-GAAP financial measures of constant currency and revenues , with respect to year-to-date revenues and basic EPS presented by TSYS, are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.

TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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TSYS Announces Second Quarter 2012 Earnings

Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison

(unaudited)

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Percent Change	2012	2011	Percent Change
Consolidated
Constant currency (1)	$465,231	447,554	3.9%	$927,482	876,985	5.8%
Foreign currency (2)	(2,580)	—		(3,669)	—

Total revenues	$462,651	447,554	3.4%	$923,813	876,985	5.3%

Constant currency (1)	$90,675	78,529	15.5%	$175,086	151,557	15.5%
Foreign currency (2)	1,421	—		1,841	—

Operating income	$92,096	78,529	17.3%	$176,927	151,557	16.7%

International Services
Constant currency (1)	$106,186	97,670	8.7%	$207,717	188,380	10.3%
Foreign currency (2)	(2,771)	—		(3,942)	—

Total revenues	$103,415	97,670	5.9%	$203,775	188,380	8.2%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.
(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.

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